As filed with the Securities and Exchange Commission on May 7, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________
STONEX GROUP INC.
(Exact name of registrant as specified in its charter)
_______________

Delaware	59-2921318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

230 Park Ave, 10th Floor
New York, NY 10169
(Address of Principal Executive Offices) (Zip Code)

StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan
(Full title of the plans)

William J. Dunaway
Chief Financial Officer
StoneX Group Inc.
230 Park Ave, 10th Floor
New York, NY 10169
(Name and address of agent for service)

(212) 485-3500
(Telephone number, including area code, of agent for service)

Copy to:
Daniel P. Gibbons
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Tel: (212) 450 4000
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is filed by StoneX Group Inc. (the “Registrant”) with respect to 3,469,000 shares of common stock, $0.01 par value per share (“Common Stock”), of the Registrant, which may be issued under the StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”). These additional shares of Common Stock are securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans are effective. The Registrant previously registered shares of its Common Stock for issuance under the Plan on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2023 (File No. 333-275357). This Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above to the extent not superseded hereby.
PART I
Information Required in the Section 10(a) Prospectus
The documents containing the information specified in this Part I will be sent or given by the Registrant to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the Commission on November 29, 2024.
(b)	The Registrant’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and December 31, 2024, filed with the Commission on May 7, 2025 and February 5, 2025, respectively;
(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on December 9, 2024, February 5, 2025, February 11, 2025, March 10, 2025, April 3, 2025, April 14, 2025, and May 7, 2025;
(d)
The description of Registrant’s securities registered pursuant to Section 12 of the Exchange Act, as filed with the Commission on November 29, 2024 as Exhibit 4.1 to the Registrant’s 2024 Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation	8-K	000-23554	3.1	October 9, 2009

4.2	Certificate of Amendment of Certificate of Incorporation	10-Q	001-36045	3.2	August 7, 2020

4.3	Certificate of Amendment of Certificate of Incorporation	DEF 14A	001-36045	Appendix A	June 30, 2023

4.4	Amended and Restated Bylaws	8-K	001-36045	3.1	September 5, 2024

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1#	2022 Omnibus Incentive Compensation Plan	8-K	001-36045	10.1	March 10, 2025

107	Filing Fee Table					X
#       Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 7, 2025.

STONEX GROUP INC.

By:	/s/ Philip A. Smith
Philip A. Smith
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Philip Smith and William J. Dunaway, and each of them, as his or her true and lawful attorney-in-fact, proxy and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip A. Smith	Chief Executive Officer (Principal Executive Officer)	5/7/2025
Philip A. Smith

/s/ William J. Dunaway	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	5/7/2025
William J. Dunaway

/s/ John Radziwill	Chairperson of the Board, Director	5/7/2025
John Radziwill

/s/ Sean M. O’Connor	Executive Vice-Chairman of the Board, Director	5/7/2025
Sean M. O’Connor

/s/ Annabelle G. Bexiga	Director	5/7/2025
Annabelle G. Bexiga

/s/ Diane L. Cooper	Director	5/7/2025
Diane L. Cooper

/s/ John M. Fowler	Director	5/7/2025
John M. Fowler

/s/ Steve Kass	Director	5/7/2025
Steve Kass

/s/ Eric Parthemore	Director	5/7/2025
Eric Parthemore

/s/ Dhamu Thamodaran, PhD	Director	5/7/2025
Dhamu Thamodaran, PhD